                                                               EXHIBIT 10(cxxvi)

                                 AMENDMENT NO. 7

         AMENDMENT NO. 7 dated as of December 19, 2001 to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 11, 1990 and amended and restated as of April 18, 1995 among Hamilton Beach/Proctor-Silex, Inc. (the "Company"), Proctor-Silex Canada Inc. ("PSC") and Proctor-Silex S.A. de C.V. ("PSM", and together with the Company and PSC, the "Obligors"); each of the Banks signatory thereto; and KeyBank National Association, as U.S. Agent (in such capacity, the "U.S. Agent") and The Bank of Nova Scotia, as Canadian Agent (in such capacity, the "Canadian Agent", and together with the U.S. Agent, the "Agents").

         The Obligors, the Banks and the Agents are parties to the Second Amended and Restated Credit Agreement referred to above, as amended and modified by (i) Amendment No. 1 dated as of March 29, 1996, (ii) Amendment No. 2 dated as of October 4, 1996, (iii) Amendment No. 3 dated as of April 14, 1997, (iv) Amendment No. 4 dated as of April 22, 1998, (v) Amendment No. 5 dated as of June 10, 1998, and (vi) Amendment No. 6 dated as of December 8, 1998 (as so amended and modified and in effect on the date hereof, the "Credit Agreement"). The Obligors, the Banks and the Agents wish to amend the Credit Agreement in certain respects and, accordingly, the parties hereto agree as follows:

         Section 1. Definitions. Except as otherwise defined in this Amendment No. 7, terms defined in the Credit Agreement are used herein as defined therein.

         Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

         2.01 Definitions. Section 1.01 of the Credit Agreement shall be amended by adding (to the extent not already included in said Section 1.01) or amending (to the extent already included in said Section 1.01) the following definitions to read in their entirety as follows:

     "Applicable Margin" shall mean, with respect to each type of Loan, letter of credit fees and facility fees, for the fiscal quarter commencing immediately following the delivery of a Compliance Certificate pursuant to the last sentence of Section 9.01 hereof, the percentage per annum set forth in the schedule immediately below opposite the EBITDA to Interest Expense Ratio as at the last day of the Computation Period of the Company covered by such Compliance Certificate.

I.       Loans

                                Applicable Margin

       EBITDA to                       Canadian                       Canadian
        Interest      Base Rate        Floating       Eurodollar      Discount
     Expense Ratio      Loans         Rate Loans        Loans        Rate Loans
     -------------    ---------       ----------      ----------     ----------

     Level I Period
     Level II Period
    Level III Period                 Intentionally Omitted
     Level IV Period
     Level V Period
     Level VI Period
    Level VII Period

II.      Fees

                                Applicable Margin

     EBITDA to
      Interest                 Letter of
   Expense Ratio              Credit Fees                      Facility Fees
   -------------              -----------                      -------------
  Level I Period
  Level II Period
 Level III Period
  Level IV Period          Intentionally Omitted
  Level V Period
  Level VI Period
  Level VII Period

provided that, if the Company shall fail to deliver the financial statements and the accompanying Compliance Certificate within the time periods specified in
Section 9.01 hereof, the Applicable Margin shall be at the numerical Level one higher than the current Level (or, if the current Level is the Level VII Period, the Applicable Margin shall remain at the Level VII margin) for the fiscal quarter commencing immediately following the date by which such Compliance Certificate should have been so delivered. Notwithstanding anything in the foregoing to the contrary, for the fiscal quarters of the Company ending on March 31, 2002 and June 30, 2002, the Level for purposes of determining the Applicable Margin shall be not less than the Level IV Period.

         "Cash Charges" shall mean, with respect to any period, cash charges for such period relating to Non-Cash Charges included in the computation of "Cash Flow" or "EBITDA," as the case may be, for any previous period.

         "Cash Flow" shall mean, for any period, the sum of the following for any Person and its Subsidiaries (if any) determined on a consolidated basis in accordance with GAAP: (i) income before taxes for such period minus (ii) equity earnings of unconsolidated Subsidiaries and Affiliates for such period (or plus equity losses of unconsolidated Subsidiaries and Affiliates for such period, as the case may be) plus (iii) Net Non-Cash Charges for such period plus (iv) Interest Expense for such period plus (v) depreciation and amortization for such period.

         "EBITDA" shall mean, for any period, the sum of the following for any Person and its Subsidiaries (if any) determined on a consolidated basis in accordance with GAAP: (a) the sum of (i) net income for such period, plus (ii) the aggregate amounts deducted in determining such net income in respect of (A) income taxes for such period, (B) Interest Expense for such period, (C) depreciation and amortization for such period, (D) Special Charges for such period, (E) Net Non-Cash Charges for such period, plus (iii) any contribution of capital made in accordance with clause (e) of Section 10 hereof, minus (b) any cash benefit received by the Company in any quarter of fiscal year 2002 arising as a result of actions or charges taken by the Company in the fourth quarter of fiscal year 2001 and included in the computation of Special Charges. Notwithstanding anything in the foregoing to the contrary, contributions of capital made in accordance with clause (e) of Section 10 hereof shall be included in EBITDA only for purposes of determining compliance with Section 9.07 hereof and for no other purpose in this Agreement, including, without limitation, for purposes of determining the Applicable Margin.

         "EBITDA to Interest Expense Ratio " shall mean, at any time, for the Company and its Subsidiaries, the ratio of (i) EBITDA for the current Computation Period to (ii) Interest Expense for the current Computation Period.

         "Interest Expense" shall mean, for any period, for the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum of (i) all interest accrued during such period on Indebtedness of the Company and its Subsidiaries (whether or not paid during such period) plus (ii) the net amounts payable by the Company and its Subsidiaries (or minus the net amounts receivable by the Company and its Subsidiaries) under Interest Rate Protection Agreements (whether or not actually paid or received in such period); provided that "Interest Expenses" shall exclude to the extent otherwise included (a) accrued facility fees payable under Section 2.04(a) hereof and accrued letter of credit fees payable under Section 2.01(II)(a)(4) hereof, in each case for the period of determination, (b) all interest accrued during such period on Loans made hereunder to the extent the proceeds of such Loans are used to fund Kitchen Advances permitted under Section 9.17(h) hereof, and (c) the fees and expenses of the U.S. Agent and the Company paid during such period in connection with Amendment No. 7 to the Credit Agreement.

         "Level" shall mean any of the Level I Period, Level II Period, Level III Period, Level IV Period, Level V Period, Level VI Period or Level VII Period, as the case may be.

         "Level I Period" shall mean any period during which the EBITDA to Interest Expense Ratio is greater than or equal to 4.0 to 1.

         "Level II Period" shall mean any period during which the EBITDA to Interest Expense Ratio is less than 4.0 to 1 but greater than or equal to 3.5 to 1.

         "Level III Period" shall mean any period during which the EBITDA to Interest Expense Ratio is less than 3.5 to 1 but greater than or equal to 3.25 to 1.

         "Level IV Period" shall mean any period during which the EBITDA to Interest Expense Ratio is less than 3.25 to 1 but greater than or equal to 3.0 to 1.

         "Level V Period" shall mean any period during which the EBITDA to Interest Expense Ratio is less than 3.0 to 1 but greater than or equal to 2.75 to 1.

         "Level VI Period" shall mean any period during which the EBITDA to Interest Expense Ratio is less than 2.75 to 1 but greater than or equal to 2.50 to 1.

         "Level VII Period" shall mean any period during which the EBITDA to Interest Expense Ratio is less than 2.50 to 1.

         "Net Non-Cash Charges" shall mean, with respect to any period, the amount (expressed as either a positive or negative number) obtained by subtracting Cash Charges for such period from Non-Cash Charges for such period.

         "Non-Cash Charges" shall mean, with respect to any period, non-cash charges in connection with transactions involving charges to income of $1,000,000 or more in any individual transaction for such period.

         "Special Charges" shall mean the nonrecurring charges and losses identified on Schedule XII hereto to be taken by the Company in accordance with GAAP in connection with the Company's restructuring and other corporate actions taken during the fiscal quarters of the Company ending December 31, 2001 and March 31, 2002, provided, however, that the aggregate amount of all such charges shall not exceed [ Intentionally Omitted].

         2.02 EBITDA to Interest Expense Ratio . Section 9.07 of the Credit Agreement shall be amended in its entirety as follows:

                  9.07 EBITDA to Interest Expense Ratio . The Company shall not permit the EBITDA to Interest Expense Ratio to be less than (a) for the fiscal quarter of the Company ending December 31, 2001, 2.75 to 1.00,
         (b) for the fiscal quarter of the Company ending March 31, 2002, 2.25 to 1.00, (c) for the fiscal quarter of the Company ending June 30, 2002, 2.25 to 1.00, (d) for the fiscal quarter of the Company ending September 30, 2002, 2.75 to 1.00, (e) for the fiscal quarter of the Company ending December 31, 2002, 4.00 to 1.00, and (f) for the fiscal quarter of the Company ending March 31, 2003 and each fiscal quarter of the Company thereafter, [intentionally omitted].

         2.03 Restricted Payments. The following sentence is hereby added to clause (b) of Section 9.12 of the Credit Agreement:

                  "Notwithstanding the foregoing, (1) during the fourth quarter of the fiscal year of the Company ending December 31, 2002, the Company may pay Management Fees to NACCO for services actually rendered during such fiscal year in an aggregate amount not to exceed U.S.$2,400,000 provided that (I) such Management Fees shall not be paid until the Compliance Certificate for the third quarter of such fiscal year has been delivered, (II) the EBITDA to Interest Expense Ratio for the third quarter of such fiscal year is not less than 2.75 to 1.00, and (III) such Management Fees shall be included in the aggregate amount of all Restricted Payments that are authorized to be made during such fiscal year, and (2) the aggregate amount of Restricted Payments of the type described in clause (a) of the definition of "Restricted Payments" that may be made in any fiscal year of the Company in accordance with this clause (b) shall not exceed fifty percent (50%) of the amount that would otherwise be permitted by this clause (b) but for this sub-clause
         (2)."

         2.04 Transactions with Affiliates. The following clause (x) is hereby added to Section 9.15 of the Credit Agreement:

                  "and (x) the Company may pay Management Fees permitted by the last sentence of Section 9.12(b) hereof."

         2.04 Events of Default. Clause (e) of Section 10 of the Credit Agreement shall be amended in its entirety as follows:

                  (e) Any Obligor shall default in the performance of any of their respective obligations under Sections 9.01(h) or 9.07, 9.08, 9.09, 9.12, 9.13 or 9.14 (other than with respect to non-consensual Liens of the generic type described in Sections 9.14(b), (c), (d), (e),
         (f) and (g) hereof (the "Non-Consensual Liens")), 9.15 through 9.18 (inclusive), 9.21, 9.24 or 9.27 hereof and, with respect only to a default by the Company of its obligations under Sections 9.07, 9.08 or 9.09, neither NACCO nor any other Majority Interest Party shall have made a contribution of equity capital to the Company within 30 days after the Compliance Certificate for the Computation Period of the Company with respect to which default has occurred should have been delivered in accordance with Section 9.01 hereof in an amount sufficient to cure such default (which capital contribution shall not be returned to NACCO or such Majority Interest Party until the Revolving Credit Termination Date and shall not be included in the calculation of any financial covenant for any purpose hereunder other than for purposes of determining compliance with Sections 9.07, 9.08 or
         9.09 and specifically shall be excluded from the determination of the EBITDA to Interest Expense Ratio for purposes of determining the Applicable Margin); or any Obligor shall default in the performance of any of their respective obligations under Section 9.14 (with respect to Non-Consensual Liens) hereof and such default in performance shall continue unremedied for a period of 10 days after the occurrence thereof or any Obligor shall default in the performance of any of its other covenants or agreements in this Agreement and such default shall continue unremedied for a period of 30 days after the occurrence thereof; or

         2.05 Schedule XII. There is hereby added to the Credit Agreement the schedule identified as Schedule XII "Special Charges" attached to this Amendment No. 7.

         Section 3. Representations and Warranties. The Company represents and warrants to the Banks that on and as of the date hereof:

         (a) (i) the execution and delivery by the Obligors of this Amendment No. 7, and the performance by the Obligors of their obligations under the Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate action of the Obligors, and will not violate any provision of law, or any Obligor's charter or by-laws, or result in a breach of or constitute a default or require a consent under any indenture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any Obligor or any of its Property may be bound or affected, and (ii) each of this Amendment No. 7 and the Credit Agreement, as amended hereby, constitutes the legal, valid and binding obligation of the Obligors, in each case enforceable against the Obligors in accordance with its terms;

         (b) no Default or Event of Default has occurred and is continuing, and the representations and warranties set forth in Section 8 of the Credit Agreement are true and complete on the date hereof (or if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

It shall be an Event of Default for all purposes under the Credit Agreement, as amended hereby, if any representation or warranty made by the Company in this Amendment No. 7 shall prove to have been false or misleading as of the time made or furnished in any material respect.

         Section 4. Conditions Precedent. The amendments to the Credit Agreement set forth in said Section 2 shall become effective as of the date hereof, subject to the next succeeding sentence, upon the receipt by the Agents of this Amendment No. 7, duly executed and delivered by the Obligors, the Majority Banks and the Agents and payment by the Obligors to each of the Banks signing this Amendment No. 7 a fee equal to .20% of its Revolving Credit Commitment. Notwithstanding anything in the foregoing to the contrary, but subject to the conditions precedent set forth above, the amendment to the defined term "Applicable Margin" set forth in Section 2.01 hereof shall not be effective until the close of business on December 31, 2001.

         Section 5. Miscellaneous. The Obligors shall pay all of the fees and expenses of the U.S. Agent, including its reasonable legal fees and expenses, in connection with this Amendment No. 7. Except as amended by this Amendment No. 7, the Credit Agreement shall remain unchanged and in full force and effect. Reference in the Credit Agreement to "this Agreement" or words of similar import shall be deemed to be references to the Credit Agreement as amended hereby. This Amendment No. 7 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 7 by signing any such counterpart. This Amendment No. 7 shall be governed by, and construed in accordance with, the law of the State of New York. This Amendment No. 7 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 7 to be duly executed and delivered as of the day and year first above written.


                                            OBLIGORS

                                            HAMILTON BEACH/PROCTOR-SILEX, INC.


                                            By:       /s/  James H. Taylor
                                               ---------------------------------
                                               Title:  Vice President and
                                                       Treasurer

                                            PROCTOR-SILEX CANADA INC.


                                            By:       /s/  James H. Taylor
                                               ---------------------------------
                                               Title:  Treasurer

                                            PROCTOR-SILEX S.A. de C.V.


                                            By:       /s/  James H. Taylor
                                               ---------------------------------
                                               Title:  Vice President and
                                                       Treasurer


                                            BANKS

                                            KEYBANK NATIONAL ASSOCIATION,
                                            Individually and as U.S. Agent


                                             By:       /s/  Thomas J. Purcell
                                                --------------------------------
                                                Title:  Senior Vice President

                                             THE BANK OF NOVA SCOTIA,
                                             Individually and as Canadian Agent


                                             By:       /s/  Nadine Bell
                                                --------------------------------
                                                Title:  Assistant Agent

                                            BANK ONE, N.A.
                                            (formerly First Chicago NBD)


                                            By:      /s/  Glenn A. Currin
                                               ---------------------------------
                                               Title:   Director

                                            ISTITUTO BANCARIO SAN PAOLO DI
                                             TORINO SPA - INSTITUTO MOBILARE
                                             ITALIANO SPA


                                            By:     /s/  Carlo Persico
                                               ---------------------------------
                                               Title:  General Manager

                                            and     /s/  Glen Binder
                                               ---------------------------------
                                               Title:  Vice President

                                            CREDIT AGRICOLE INDOSUEZ


                                            By:
                                               ---------------------------------
                                               Title:

                                            and
                                               ---------------------------------
                                               Title:

                                            SUNTRUST BANK
                                            (formerly Crestar Bank)


                                            By:       /s/  Mark A. Flatin
                                               ---------------------------------
                                               Title:  Director

                                            WACHOVIA BANK, N.A.


                                            By:        /s/  David J.C. Silander
                                               ---------------------------------
                                               Title:   Vice President